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Exhibit 16

October 18, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of the Form 8-KSB dated October 11, 2000 of cMeRun Corp. and are in agreement with the statements contained therein.

Very truly yours,

/s/ Christopher J. MacKenzie

Vitale, Caturano and Company, P.C.
Certified Public Accountants